EXHIBIT 99.1



                           [Form of Proxy Card]


                        FEDERAL EXPRESS CORPORATION


  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
         FOR THE SPECIAL MEETING OF STOCKHOLDERS DECEMBER __, 1997


      The undersigned hereby constitutes KENNETH R. MASTERSON and THEODORE L. WEISE, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the Special Meeting of stockholders of said Corporation to be held on December __, 1997, and at any adjournments thereof, on Items 1 and 2 as specified on the reverse side hereof and on such other matters as may properly come before said meeting. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

      YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. MR. MASTERSON AND MR. WEISE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              SEE REVERSE SIDE
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       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
       DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
       FOR PROPOSALS 1 AND 2

       The Board of Directors of Federal Express recommends a vote FOR ITEMS 1 AND 2.

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1. APPROVAL OF THE ISSUANCE OF FDX           FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
COMMON STOCK IN CONNECTION WITH THE
MERGER OF FAST MERGER SUB INC. WITH
AND INTO THE CORPORATION AND THE
MERGER OF TIRES MERGER SUB INC. WITH
AND INTO CALIBER SYSTEM, INC., WITH THE
RESULT THAT BOTH THE CORPORATION AND
CALIBER WILL BE WHOLLY-OWNED
SUBSIDIARIES OF FDX
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2. APPROVAL OF THE FDX 1997 STOCK            FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
INCENTIVE PLAN.
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3. APPROVAL OF ANY PROPOSAL TO               FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
ADJOURN OR POSTPONE THE MEETING.
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4. IN THE DISCRETION OF THE PROXIES, TO      FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
VOTE UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING,
INCLUDING ANY ADJOURNMENTS OR
POSTPONEMENTS THEREOF.
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(  ) COMMENTS ON REVERSE SIDE        [ ] I REQUEST MY NAME BE DISCLOSED WITH
                                           MY VOTE AND COMMENTS, IF ANY.


SIGNATURE(S)__________________________________   DATE_______________________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.